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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-         ) with respect to Public
Storage, Inc.'s registration of common stock and in the related Combined Proxy Statement and Prospectus of Public Storage, Inc., Public Storage Properties XVI, Inc., Public Storage Properties XVII, Inc., Public Storage Properties XVIII, Inc. and Public Storage Properties XIX, Inc. and to the incorporation by reference therein of our report dated February 25, 1997 with respect to the consolidated financial statements and schedules of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission, to the use of our report dated February 18, 1997 with respect to the financial statements and schedules of Public Storage Properties XVI, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus, to the use of our report dated February 18, 1997 with respect to the financial statements and schedules of Public Storage Properties XVII, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus, to the use of our report dated February 18, 1997 with respect to the financial statements and schedules of Public Storage Properties XVIII, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus, and to the use of our report dated February 18, 1997 with respect to the financial statements and schedules of Public Storage Properties XIX, Inc. included in the Registration Statement and Combined Proxy Statement and Prospectus.



                                        ERNST & YOUNG LLP


Los Angeles, California
May 12, 1997